Exhibit 23.2

INDEPENDENT AUDITORS’ CONSENT

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-100921 of Advance Auto Parts, Inc. and subsidiaries of our report dated November 15, 2002 appearing in the Prospectus, which is a part of such Registration Statement and the incorporation by reference of such report therein from the Advance Auto Parts, Inc. and subsidiaries current report on Form 8-K dated November 22, 2002, and to the reference to us under the heading “Experts” in such Prospectus.

DELOITTE & TOUCHE LLP

McLean, Virginia
November 22, 2002